Exhibit 99.1
From:	Hifn, Inc. 750 University Avenue Los Gatos, CA 95032
Contact:	William R. Walker, Vice President and Chief Financial Officer 408-399-3537 wwalker@hifn.com

Hifn, Inc. Reports Q2 FY2008 Results and Announces Stock Repurchase Program

LOS GATOS, Calif., May 1, 2008 – Hifn™ (NASDAQ: HIFN) today reported financial results for the second quarter ended March 31, 2008. This press release contains both GAAP and non-GAAP financial information for which a reconciliation can be found on the final page.

Revenues for the second quarter of fiscal 2008 were $9.3 million, a decrease of 15 percent from the $10.9 million in revenues reported in the previous quarter and a decrease of 16 percent from the $11.0 million in revenues reported in the second quarter of fiscal 2007. Revenues for the six months ended March 31, 2008 were $20.2 million, a decrease of one percent from the $20.3 million reported for the six months ended March 31, 2007.

Net loss for the second quarter ended March 31, 2008, on a generally-accepted accounting principles (GAAP) basis, was $2.0 million, or a loss of $0.14 per share. Non-GAAP net loss, adjusted for stock-based compensation expense and amortization of intangible assets, for the second quarter of fiscal 2008 was $748,000, or a loss of $0.05 per share. Net loss for the second quarter ended March 31, 2007, on a GAAP basis, was $707,000, or a loss of $0.05 per share. Non-GAAP net income, adjusted for stock-based compensation expense and amortization of intangible assets, for the second quarter of fiscal 2007 was $575,000, or an income of $0.04 per share.

Net loss for the six months ended March 31, 2008, on a GAAP basis, was $2.7 million, or a loss of $0.18 per share. Non-GAAP net loss, adjusted for stock-based compensation expense and amortization of intangible assets, for the six months ended March 31, 2008 was $246,000, or a loss of $0.02 per share. Net loss for the six months ended March 31, 2007, on a GAAP basis, was $3.4 million, or a loss of $0.24 per share. Non-GAAP net loss, adjusted for stock-based compensation expense and amortization of intangible assets, for the six months ended March 31, 2007 was $947,000, or a loss of $0.07 per share.

Hifn Second Quarter Fiscal Year 2008
Earnings Release	Page 2

“This was a challenging quarter for the company, and our results underscore the combined execution and business environment issues we are addressing as we simultaneously expand our product line while diversifying out of our legacy dependence upon a relatively narrow customer set for top line growth. In the most recent quarter, revenue from two of our largest OEM customers came in below our expectations, while the new volume-production revenue streams driving our diversification strategy are now beginning to grow”, said Albert E. Sisto, Chairman and CEO of Hifn. “We are however encouraged by our cost and cash management over the quarter.  Operating expenses for the quarter were in line with earlier guidance and declined from expenses in the prior year second quarter, and our cash reserves have increased by $3.2M since the end of our 2007 fiscal year. We are continuing to upgrade and expand our sales force as we add feet on the street to stimulate revenue growth.” Sisto continued, “Despite these transitional challenges, the core of the Hifn business and product family value proposition is meeting with growing acceptance and market adoption by a much wider customer set  than at any time in our history, driven in the main by the ongoing convergence of networking and storage. We remain confident in our technology and close customer relationships going forward in 2008 and we have the financial resources to pursue our strategy.” Sisto concluded.

Hifn management will hold a conference call to discuss these results today,  May 1, 2008 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available for 72 hours after the call and may be accessed by calling 800-642-1687, pass code 44064623. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at www.hifn.com.

Hifn also announced today that its Board of Directors has approved a stock repurchase program under which Hifn may repurchase up to $8 million of its common stock.  Under this stock repurchase program, until September 30, 2008, shares may be repurchased from time to time in the open market or through negotiated transactions.

“We are pleased that our Board of Directors has approved this repurchase program” commented Mr. Sisto.  “This repurchase program is consistent with our commitment to enhance shareholder value.”

Hifn Second Quarter Fiscal Year 2008
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Hifn is not obligated to purchase any shares under this stock repurchase program.  Subject to applicable corporate securities laws, repurchases under this stock repurchase program may be made at such times and in such amounts as Hifn’s management deems appropriate.  Purchases under this stock repurchase program can be discontinued at any time management feels additional purchases are not warranted.  Hifn intends on funding the repurchases under this stock repurchase program with existing cash resources.

About Hifn

Hifn (NASDAQ:HIFN) delivers the key channel and OEM ingredients for 21st century storage and networking environments. Leveraging over a decade of leadership and expertise in the development of purpose-built Applied Services Processors (ASPs), Hifn is a trusted partner to industry leaders for whom infrastructure innovation in storage and networking is critical to success. With the majority of secure networked communications flowing through Hifn technology, the 21st century convergence of storage and networking drives our product roadmap forward. For more information, please visit: www.hifn.com.

Non-GAAP Measures

Management uses non-GAAP measures internally for evaluating current financial performance, strategic decision making and forecasting. These non-GAAP measures are a derivative of our GAAP results adjusted for stock-based compensation expense and amortization of intangible assets. Given the importance of non-GAAP measures to management, Hifn believes these non-GAAP measures will help analysts and investors better understand management assessment of the company’s operational financial performance as compared to prior periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data. Non-GAAP measures used by Hifn may be different from those used by other companies.

This press release contains forward-looking statements, such as statements about future events, such as Hifn’s future financial performance, including statements related to increasing acceptance of our storage segment solutions, continued strong shipments of our network security processors, our ability to generate cash from our core business and Hifn’s intention to repurchase shares of its common stock under the stock repurchase program. Readers are cautioned that Hifn’s forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, such as: our dependence on a small number of customers; changes in customer demand and customer ordering patterns; stimulation of revenue growth through sales force expansion and product acceptance; continuous decline of expenses from prior year; our ability to successfully integrate and operate the business and technology of Siafu Software; and unexpected economic slowdown in the technology sector. In addition, Hifn’s intention to repurchase shares of its common stock under the stock repurchase program may be affected by a number of factors, including, but not limited to: fluctuations in Hifn’s stock price;

Hifn Second Quarter Fiscal Year 2008
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Hifn’s liquidity needs; management’s assessment of general business or market conditions; and management’s determination of alternative uses of Hifn’s cash resources.  Additional risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Hifn’s most recent reports on Form 10-K and Form 10-Q. Hifn’s results of operations for the three months ended March 31, 2008 are not necessarily indicative of Hifn’s operating results for any future periods. Any projections in this release are based on limited information currently available to Hifn and speak only as of the date of this release.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Second Quarter Fiscal Year 2008
Earnings Release	Page 5

HIFN, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007

Net revenues	$9,265	$11,029	$20,194	$20,298

Costs and operating expenses:
Cost of revenues	3,122	3,596	6,594	6,800
Research and development	3,496	3,101	7,098	7,420
Sales and marketing	2,930	2,117	5,324	3,939
General and administrative	1,275	2,658	2,997	5,100
Amortization of intangibles	749	738	1,498	1,475
	11,572	12,210	23,511	24,734
Loss from operations	(2,307)	(1,181)	(3,317)	(4,436)
Interest and other income, net	284	490	629	980
Loss before income taxes	(2,023)	(691)	(2,688)	(3,456)
Provision for (benefit from) income taxes	11	16	26	(47)
Net loss	$(2,034)	$(707)	$(2,714)	$(3,409)

Net loss per share, basic and diluted	$(0.14)	$(0.05)	$(0.18)	$(0.24)

Weighted average shares outstanding, basic and diluted	14,859	13,973	14,818	13,960

Hifn Second Quarter Fiscal Year 2008
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HIFN, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)

	March 31, 2008	September 30, 2007

ASSETS

Current assets:
Cash & short-term investments	$38,504	$35,322
Accounts receivable, net	6,981	7,450
Inventories	2,817	2,784
Prepaid expenses and other current assets	1,143	1,428
Total current assets	49,445	46,984

Other receivables	164	189
Property and equipment, net	2,132	1,982
Goodwill, intangibles and other assets, net	7,987	9,811
	$59,728	$58,966

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,191	$1,467
Accrued expenses and other current liabilities	4,343	4,051
Total current liabilities	6,534	5,518

Stockholders’ equity:
Common stock	15	15
Paid-in capital	174,042	171,573
Accumulated other comprehensive loss	(6)	3
Accumulated deficit	(116,430)	(113,716)
Treasury stock, at cost	(4,427)	(4,427)
Total stockholders’ equity	53,194	53,448
	$59,728	$58,966

Hifn Second Quarter Fiscal Year 2008
Earnings Release	Page 7

HIFN, INC. RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007

GAAP net loss	$(2,034)	$(707)	$(2,714)	$(3,409)
Reconciling items:
Stock-based compensation expense	537	544	970	987
Amortization of intangibles	749	738	1,498	1,475
Non-GAAP net income (loss)	$(748)	$575	$(246)	$(947)

GAAP basic net loss per share	$(0.14)	$(0.05)	$(0.18)	$(0.24)
Reconciling items:
Stock-based compensation expense	0.04	0.04	0.06	0.07
Amortization of intangibles	0.05	0.05	0.10	0.10
Non-GAAP basic net income (loss) per share	$(0.05)	$0.04	$(0.02)	$(0.07)

GAAP diluted net loss per share	$(0.14)	$(0.05)	$(0.18)	$(0.24)
Reconciling items:
Stock-based compensation expense	0.04	0.04	0.06	0.07
Amortization of intangibles	0.05	0.05	0.10	0.10
Non-GAAP diluted net income (loss) per share	$(0.05)	$0.04	$(0.02)	$(0.07)

Shares used to calculate GAAP net loss per share:
Basic	14,859	13,973	14,818	13,960
Diluted	14,859	13,973	14,818	13,960

Shares used to calculate non-GAAP net income (loss) per share:
Basic	14,859	13,973	14,818	13,960
Diluted	14,859	14,182	14,818	13,960